SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2005

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Addresses of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS.

The following information is being furnished pursuant to Item 8.01 – Other Events of Form 8-K.

MBIA Inc. has learned that a series of class action lawsuits has been filed in the United States District Court for the Southern District of New York against MBIA Inc. and certain of its officers. MBIA Inc. expects that additional lawsuits may be filed. No time currently is set for MBIA Inc. to respond to the complaints.

Although the individual lawsuits vary, the allegations include, among other things, violations of the federal securities laws arising out of the defendants’ failure “to disclose or indicate” the following: “(1) that MBIA, during the Class Period, overleveraged itself, deeply under-reserved against possible credit defaults, and overly exposed to guaranteeing risky structured financings; (2) that MBIA accelerated its recognition of current income by classifying many of its upfront guarantee fees as advisory fees taken at closing, rather than accounted for over the life of the bonds insured; (3) that MBIA improperly booked a $70 million payment received from Converium Re (then called Zurich Reinsurance North America) in 1998, which at the time was depicted as a loss-reducing reinsurance recovery for MBIA, but was, in substance, a loan; (4) that as result, MBIA financial statements were materially overstated by $60 million; (5) that MBIA artificially inflated premium income and portfolio credit quality by insuring bonds in the secondary market that were attracting prices lower than their stale credit ratings would dictate; (6) that MBIA’s low loss ratios resulted from the Company’s practice to defer recognizing problems rather than providing layers of excess collateral, other underwriting protection, and its self-proclaimed prowess at restructurings; (7) that MBIA set forth an illegal scheme of covering the loss, from the failed Allegheny Health, Education and Research Foundation (“Aherf”) bond issuance, with a retroactive reinsurance policy, giving it a reinsurance recovery of $170 million to cover the present value of the future Aherf interest and principal payments, which resulted in MBIA showing a better than 40% jump in pretax income that year — $565 million over what the income figure would have been without resort to the reinsurance; (8) that MBIA was dumping on Channel Reinsurance Ltd., a Bermuda reinsurer where MBIA owns a 17.4% interest, performing but troubled policies from its existing portfolio, with the proviso that it could make up any quality problems later so that MBIA could buy time by getting potential workout loans off its balance sheet in order to make its financial results appear better; and (9) that the Company lacked adequate internal controls and was therefore unable to ascertain the true financial condition of the Company.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ Ram D. Wertheim
Ram D. Wertheim
General Counsel

Date: April 12, 2005